                                                                    Exhibit 23.3

                        Letterhead of McW. Todman & Co.

British Virgin Islands
July 25, 2003

We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus dated July 25, 2003 forming part of the Registration Statement on Form F-3 of Nam Tai Electronics, Inc. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the United States Securities Act of 1933, as amended.



Yours sincerely,

McW. Todman & Co.



/s/ Terrance B. Neale
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Terrance B. Neale